UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007
_________________

NAYNA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-13822	83-0210455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4699 Old Ironsides Drive, Suite 420, Santa Clara, California 95054
(Address of principal executive offices, including zip code)

(408) 956-8000
(Registrant’s telephone number, including area code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 8, 2007, Nayna Networks, Inc. (“the Company”), as part of its ongoing analysis of comments made by the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) during the Staff’s review of an SB-2 registration statement filed by the Company determined that the Company will likely have to restate its financial statements for the years ending December 31, 2005 and the periods ending March 31, 2006, June 30, 2006 and September 30, 2006, and that those financial statements should not be relied upon.

Until the Company has either restated and reissued its results for the applicable periods or determined that no such restatement and reissue is warranted, investors, potential investors and other readers of the Company’s SEC filings are cautioned not to rely on the Company’s financial statements for the years ending December 31, 2005 and the three months ending March 31, 2006, June 30, 2006 and September 30, 2006, to the extent that they are affected by the accounting issues described in this report. For the statements for year ending December 31, 2005 and for the three months ending March 31, 2006, there is no change in financial information, just additional clarification. For the statements for June 30, 2006 and September 30, 2006, the accounting issues described in this report will affect the Company’s Balance Sheets, Statements of Operations, and Statements of Cash Flows, but should not affect net change in cash and cash equivalents for the relevant quarters in 2006 or the year ending December 31, 2006.

The Company cautions that its analysis of the accounting issues described in this Report and its discussions with the SEC Staff are ongoing. Because these discussions are ongoing, the adjustments described in this Report may not be the final adjustments that the Company determines are required. The Company intends to file its amended financial statements with the SEC as soon as possible after the completion of its analysis of the accounting issues described in this Report and its discussions with the Staff. The authorized officer of the Company have discussed the matters disclosed in this Report with the Company’s independent registered public accounting firm.

TREATMENT OF CONVERTIBLE DEBT

In November and December of 2005, the Company sold $3,200,000 of 8% callable secured convertible notes (the “Notes”) to a set of accredited investors. The Notes are convertible into shares of the Company’s common stock. The Company also issued warrants to purchase up to 1,600,000 shares of the Company’s common stock to the accredited investors in connection with the Notes.

During its review of the registration statement, the Staff initiated discussions with the Company about the Company’s accounting for the Notes and the associated warrants including discussions regarding the method used to account for the Notes and associated warrants, including whether (i) the Notes are conventional convertible debt, (ii) the Notes contained conversion features that are “beneficial conversion features” that should be accounted for under EITF 98-5 and EITF 00-27, or are derivatives embedded in the Notes requiring bifurcation under EITF 00-19 that should be accounted for under SFAS 133, (iii) the associated warrants should be accounted for as liabilities and (iv) there were or are other embedded derivatives in the Notes requiring bifurcation under EITF 00-19 that should be accounted for under SFAS 133.

As a result of these discussions with the SEC Staff the Company previously restated its financial statements and amended its 10-K for the year ending December 31, 2005 and its 10-Q’s for the period ending March 31, 2006, June 30, 2006 and September 30, 2006 in order to:

•	reclassify the Notes as debt from equity;
•	recognize the derivative and warrant liability associated with the issuance of the Notes;
•	reclassify the fair value of certain stock issued in consideration for legal services;
•	defer the gain on sale and leaseback of certain equipment over the term of the lease; and
•	include the pro forma information on net loss regarding stock based compensation

Based on further communications with the Staff, the Company believes it is likely it will need to further restate its financial statements in order to:

For the year ending December 31, 2005:
•	Add the name of the audit firm to the 10-K

For the three months ending March 31, 2006:
•	Add a note more completely describing related party transactions. No change in the financials is required.

For the three months ending June 30, 2006:
•	Add a note more completely describing related party transactions. No change in the financials is required.
•	Add $181,525 in stock option compensation as an expense for options issued June 30, 2006. This expense is included in the year-end 2006 10-K.

For the three months ending September 30, 2006:
•
Accrue a liability and a corresponding charge to operations in the amount of $346,000 related to a judgment against us in August 2006 which is still under negotiation. This accrual is included in the year-end 2006 10-K.

•	Revise a note describing a gain in assets to clarify the amount gained in the third quarter. No change in the financials is required.
•	Add a note more completely describing related party transactions. No change in the financials is required.
•	Add $57,926 in stock option compensation as an expense for options issued June 30, 2006. This expense is included in the year-end 2006 10-K.

This change in accounting for the items above may have a material impact on the financial position, the results of operations and earnings per share for the three months ending June 30, 2006 and September 30, 2006. It will not have a material impact on the financial position, the results of operations and earnings per share for the three months ending March 31, 2006 and the year ending December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAYNA NETWORKS, INC.

By:	/s/ Thomas Richtarich
Thomas Richtarich Interim Chief Financial Officer

Date: May 18, 2007